UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2009

BOWL AMERICA INCORPORATED
(Exact name of Registrant as specified in its charter)

MARYLAND	1-7829	54-0646173
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

6446 Edsall Road, Alexandria, VA             22312
(Address of Principal Executive Office)      (Zip Code)

Registrant's telephone number, including area code: (703) 941-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 16, 2009, Reisterstown Bowl Inc. (the “tenant”), a wholly-owned subsidiary of Bowl America Inc. (the “Company”), entered into the Third Lease Amendment and Extension of Lease (“Lease”) with Fairfax Circle Investors, LLC and Fairfax Circle Investors II, LLC (collectively, the “Lessor”).

The term of the Lease shall be extended for the period August 1, 2009 through July 31, 2014, and the Lease provides for a guaranteed minimum rent payable by the tenant to the Lessor of $200,000.04 annually, inclusive of all periodic charges, including but not limited to percentage rent based on gross sales, common facilities costs, and real estate taxes.

The Lease also grants to the tenant an option to extend the term of the Lease beyond July 31, 2014 for one (1) period of 5 years at a guaranteed minimum rent of $230,000.04 annually.  The Lessor shall have the right, upon 180 days notice, at any time after July 31, 2016, to terminate the Lease.  In the event that the Lease is terminated prior to July 31, 2019, the Lessor shall pay to the tenant an amount equal to the unamortized cost of all furniture, fixtures and equipment existing on the premises on the date of the Lessor’s termination notice. A copy of the Lease is attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements

Cheryl A. Dragoo.  On June 16, 2009, the Board of Directors of the Company agreed to enter into a new one year employment agreement with Cheryl A. Dragoo, the current Controller, Chief Financial Officer and Assistant Treasurer of the Company.  The new employment agreement will be effective June 29, 2009, and will expire on June 27, 2010, and will provide for an annual salary of $156,424, an increase of $5,000 from her current salary.

Leslie H. Goldberg.  On June 16, 2009, the Board of Directors of the Company approved a one-year extension of Mr. Goldberg’s current employment agreement, dated June 17, 2008, which current agreement expires on June 29, 2009, the end of the Company’s current fiscal year.  The extended employment agreement will expire on June 27, 2010, the end of the Company’s next fiscal year.  All other terms of this extension agreement will remain the same as Mr. Goldberg’s existing employment agreement with the Company, including the following: (i) he will continue as President of the Company; (ii) his annual salary will remain at $76,000; (iii) his annual bonus will remain at 2% of the Company’s consolidated annual net income prior to income taxes in excess of $2.5 million; and (iv) if Mr. Goldberg leaves the employ of the Company at the termination of the agreement or becomes disabled during the term thereof so that he cannot carry on his duties as President, then he will act as a consultant to the Company and will receive one-half the average of his three previous years compensation each year for ten (10) years.

Copies of the aforementioned employment agreements are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished herewith:

10.1	Third Lease Amendment and Extension of Lease, dated as of June 16, 2009, between the Registrant, Fairfax Circle Investors, LLC and Fairfax Circle Investors II, LLC.

10.2	Employment Agreement, dated as of June 16, 2009, between the Registrant and Cheryl A. Dragoo.

10.3	Amended Employment Agreement, dated as of June 16, 2009, between the Registrant and Leslie H. Goldberg.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOWL AMERICA INCORPORATED

By: /s/ Leslie H. Goldberg
Leslie H. Goldberg
President

Date:  June 19, 2009

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